OPTICAL CABLE CORPORATION
                            -------------------------
                            1996 STOCK INCENTIVE PLAN
                            -------------------------
                   (As adjusted by the Committee to reflect 2
                for 1 stock splits on May 31, and June 21, 1996)


         OPTICAL CABLE CORPORATION (the "Company") hereby adopts this Optical Cable Corporation 1996 Stock Incentive Plan.

         1. Purpose. The purpose of the Optical Cable Corporation 1996 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of the Company by attracting and retaining key management employees and employees of the Company and its Subsidiaries who can contribute to the financial success of those corporations through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company and its Subsidiaries is and will be largely dependent for the successful conduct of their business. Options may also be granted to consultants (other than non-employee directors) rendering services to the Company. It is also believed that awards granted to employees and consultants under this Plan will also further the identification of those individuals' interests with those of the Company's shareholders.

         The Plan has been adopted by the Board of Directors of the Company and approved by the Company's sole shareholder.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

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         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option or Stock Appreciation Right or the award, lapse of restrictions or payment with respect to Restricted Stock or Incentive Stock.

         (c) "Award" means the award of an Option, Stock Appreciation Right, Restricted Stock or Incentive Stock under the Plan.

         (d) "Beneficiary" means the person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant.

         (e) "Board" means the Board of Directors of the Company.

         (f) "Change of Control" means:

             (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act.


                  (ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

                  (iii) A  liquidation  of the  Company.

         (g) "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Committee" means the committee appointed to administer the Plan as provided in Section 16.


         (i) "Company" means Optical Cable Corporation.

         (j) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section
    15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

         (k) "Consultant" means a person, other than a non- employee director, rendering services to the Company or a Subsidiary.

         (l) "Corporate Change" means a consolidation, merger, dissolution or liquidation of the Company or a Subsidiary, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company or a Subsidiary; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

         (m) "Date of Grant" means the date as of which an Award is made by the Committee.

         (n) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.


         (o) "Fair Market Value" means (i) if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or (ii) if the Company Stock is traded in the over-the-counter market, the mean between the closing bid and asked prices as reported by NASDAQ. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there if are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

         (p) "Incentive Stock" means Company Stock awarded when performance goals are achieved pursuant to an incentive plan established by the Committee as provided in Section 9.

         (q) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code section 422.

         (r) "Insider" means a person subject to Section 16(b) of the Act.

         (s) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

         (t) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

         (u) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

         (v) "Participant" means any employee or Consultant who receives an Award under the Plan.

         (w) "Replacement Feature" means a feature of an Option, as described in the Participant's stock option agreement, that provides for the automatic grant of a Replacement Option in accordance with the provisions of Section 10(b).

         (x) "Replacement Option" means an Option granted to a Participant equal to the number of shares of already owned Company Stock that are delivered by the Participant to exercise an Option, as described in Section 10(b).

         (y) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

         (z) "Rule 16b-3" means Rule 16b-3 of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

         (aa) "Stock Appreciation Right" means a right granted under the Plan to receive from the Company amounts in cash or shares of Company Stock upon the surrender of an Option.

         (bb) "Subsidiary" means an entity of which the Company owns 50% or more of the total combined voting power of all classes of stock.

         (cc) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

         3.  General.  The  following  types of Awards may be granted  under the
Plan: Options, Stock Appreciation Rights, Restricted Stock and Incentive Stock. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

         4. Stock. Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 4,000,000 shares of Company Stock*, which shall be authorized, but unissued, shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock or Incentive Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an option or (b) in payment of Applicable Withholding Taxes.

         5. Eligibility.
            -----------
            (a) Any employee of or Consultant rendering services to the Company or a Subsidiary who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company and directors of the Company who are employees and are not members of the Committee are eligible to receive Awards under the Plan. The Committee shall

- --------
   * As adjusted for two-for-one stock splits on May 31, 1996 and June 21, 1996.

have the power and complete discretion, as provided in Section 16, to select eligible employees or Consultants to receive Awards and to determine for each employee or Consultant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an existing Award.

            (b) The grant of an Award shall not obligate the Company or any Subsidiary to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

            (c) Consultants shall only be eligible to receive the Award of a Nonstatutory Stock Option under the Plan.

    6.      Stock Options.
            --------------

            (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

            (b) The Committee shall establish the exercise price of Options. The exercise price of a Nonstatutory Stock Option shall be not less than 85% of the Fair Market Value of the

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



shares of Company Stock covered by the Option on the Date of Grant. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.
                  (c) An employee  may not receive  awards of Options  under the
Plan with respect to more than 400,000 shares of Company Stock** during any calendar year.
                  (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.
                  (e) The Committee  shall  establish the term of each Option in the Participant's stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant's stock option agreement,
- --------
  ** As adjusted for two-for-one stock splits on May 31, 1996 and June 21, 1996.

after the termination of the Participant's employment. The Committee shall set forth in the Participant's stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment or period of service.

            (f) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted after 1986 under the Plan and all other plans of the Company and any parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

            (g) If a Participant dies and if the Participant's stock option agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the personal representative of the

Participant's estate during the time period specified in the stock option agreement.
                  (h) The Committee may, in its discretion, grant Options containing a Replacement Feature as described in Section 10(b) and may amend previously granted Nonstatutory Stock Options to provide such a Replacement Feature.
         7.       Stock Appreciation Rights.
                  -------------------------
                  (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option. At the discretion of the Committee, Stock Appreciation Rights may also be granted either concurrently with the grant or at any time thereafter during the term of the Option. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:
                           (i) Stock Appreciation Rights shall entitle the employee, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount in cash or shares of Company Stock (as provided in the Stock Appreciation Right) equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the employee will be entitled to receive upon exercise of the Stock Appreciation Right.

                       (ii) Upon the exercise of a Stock  Appreciation Right and
                  surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

                       (iii) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right issued in tandem with an Option shall be exercisable only to the extent that the related Option is exercisable, except that in no event shall a Stock Appreciation Right held by an Insider be exercisable for cash within the first six months after it is awarded even though the related Option is or becomes exercisable, and shall expire no later than the date on which the related Option expires.

                       (iv) A Stock  Appreciation Right may only be exercised at
                  a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

                  (b) The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the employee's Option or the related Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

                  (c) An Insider may only exercise a Stock Appreciation Right for cash (i) during a Window Period, and (ii) six months after it is granted.

    8.  Restricted  Stock  Awards.
        -------------------------

                  (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

                  (b)  The  Committee  may  place  such   restrictions   on  the
transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company's achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

                  (c) The Committee may provide in a Restricted Stock Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Stock as it deems appropriate.

                  (d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.
         9.       Incentive Stock Awards.
                  ----------------------
                  (a) Incentive Stock may be issued pursuant to the Plan in connection with incentive programs established from time to time by the Committee. The Committee shall establish such performance criteria as it deems appropriate as a prerequisite for the issuance of Incentive Stock. A Participant who is eligible to receive Incentive Stock will have no rights as a shareholder before receipt of the Incentive Stock certificates. Incentive Stock may be issued without cash consideration. A Participant's interest in an incentive program or the contingent right to receive Incentive Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

                  (b) The Committee may provide in the incentive program, or subsequently, that Incentive Stock will be issued if a Change of Control or Corporate Change occurs, even though the performance goals set by the Committee have not been met.

    10.           Method of Exercise of Options.
                  -----------------------------
                  (a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or cause shares of Company Stock (valued at their Fair Market Value on the date of exercise) to be withheld in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price, together with such collateral and subject to such terms as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.
                  (b) If a Participant exercises an Option that has a Replacement Feature by delivering already owned shares of Company Stock, the Participant shall automatically be granted a Replacement Option. The Replacement Option shall be subject to the following provisions:

                      (i) The  Replacement  Option  shall  cover  the  number of shares of Company Stock delivered by the Participant to exercise the Option;

                      (ii) The  Replacement  Option will not have a  Replacement
                  Feature;

                      (iii) The exercise price of shares of Company Stock covered by a Replacement Option shall be not less than 100% of the Fair Market Value of such shares on the date the Participant delivers shares of Company Stock to exercise the Option; and

                      (iv) The  Replacement  Option shall be subject to the same restrictions on exercisability as those imposed on the underlying Option and such other restrictions as the Committee deems appropriate.

                  (c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

             11. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and, in the case of an Insider, in accordance with Rule 16b-3.

            12.   Nontransferability of Awards.
                  ----------------------------
                  (a) In general Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

                  (b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant Nonstatutory Stock Options that permit, or amend Nonstatutory Stock Options to permit, a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members or to a partnership whose only partners are immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate. Except to the extent otherwise permitted by Rule 16b-3, Options that are intended to be exempt from Section 16(b) of the Act pursuant to Rule 16b-3 may not be transferable except by will or by the laws of descent and distribution.

    13. Effective Date of the Plan. This Plan shall be effective on the date of its adoption and approval by the Company's sole shareholder (the "Effective Date"). Until all applicable federal and state securities laws have been complied with and the shares of Company Stock have been listed on the stock exchange or exchanges where traded, no Options shall be exercisable and no Award shall be made that would result in the issuance of shares of Company Stock.

    14. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 15), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to

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



Participants   under  the  Plan,   unless  such  change  is  authorized  by  the
shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

    15.           Change in Capital Structure.
                  ---------------------------
                  (a) In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitaliza tion, merger or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

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



                  (b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a Subsidiary shares of stock in any corporation (a "Spinoff Company") which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

                  (c) If a Change of Control or Corporate Change occurs, the Committee may take such actions with respect to outstanding Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the vesting and payment of Awards, releasing restrictions on Awards, and accelerating the expiration dates of Options. The effectiveness of such acceleration or release of restrictions shall be conditioned upon the consummation of the applicable Change of Control or Corporate Change.

                  (d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

    16.           Administration of the Plan.
                  --------------------------
                  (a) The Plan shall be administered by a Committee consisting of two or more outside directors of the Company, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, to be the Committee for purposes of the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be "disinterested persons" as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more "outside directors" as that term is defined for purposes of Code section 162(m). If any member of the Committee fails to qualify an "outside director" or (to the extent required by Rule 16b-3) a "disinterested person," such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The

Committee from time to time may appoint members of the Committee and may fill vacancies, however caused, in the Committee.

                  (b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) whether to include a Replacement Feature in an Option and the conditions of any Replacement Feature, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Award shall be granted, (vii) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (viii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (ix) whether a Change of Control or Corporate Change exists, (x) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock or Options, (xi) when Options may be exercised, (xii) whether to approve a Participant's election with respect to Applicable Withholding Taxes, (xiii) conditions relating to the length of time before disposition of

Company Stock received in connection with an Award is permitted, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and
(xv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

                  (c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant's rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

                  (d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

    17. Issuance of Company Stock. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant's investment intent. Until a Participant has been issued a certificate for the shares of

Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

    18. Rights Under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

    19. Beneficiary. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Stock or Incentive Stock after the Participant's death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant's beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant's surviving spouse, (b) the Participant's surviving descendants, per stirpes, or (c) the personal representative of the Participant's estate.

    20. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows
(a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.
    21. Interpretation. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code or compliance with Code section 162(m), to the extent applicable, and they are subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

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